Exhibit 10.2

AMENDMENT NO. 1 TO NOTE MODIFICATION AND CONVERSION AGREEMENT

This Amendment No. 1 to the Note Modification and Conversion Agreement (this “Amendment”) is made and entered into as of April 29, 2026, by and between Profusa, Inc., a Delaware corporation formerly known as NorthView Acquisition Corp. (the “Company”), and NorthView Sponsor I LLC, a Delaware limited liability company (the “Holder”). The Company and the Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Holder entered into that certain Note Modification and Conversion Agreement dated as of April 24, 2026 (the “Agreement”), pursuant to which, among other things, the Parties agreed to amend the terms of that certain Promissory Note dated as of April 27, 2023, as amended and restated on January 8, 2024 and as further amended on May 31, 2024 and March 20, 2026 (the “Note”), and to provide for the conversion of the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth therein;

WHEREAS, the Common Stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”), and the applicable rules and regulations of Nasdaq (the “Nasdaq Rules”) require, among other things, that the Company obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain transactions where such issuance equals or exceeds 19.99% of the number of shares of Common Stock outstanding before such issuance;

WHEREAS, the Parties desire to amend the Agreement to add a covenant restricting the issuance of Conversion Shares (as defined in the Agreement) in excess of the Exchange Cap (as defined below) unless and until the Company has obtained the requisite stockholder approval in accordance with the Nasdaq Rules;

WHEREAS, Section 6.5 of the Agreement provides that any amendment to the Agreement may be made with, and only with, the written consent of the Company and the Holder; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms. The following defined terms are hereby added to the Agreement and shall have the meanings set forth below. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

(a) “Exchange Cap” means 19.99% of the number of shares of Common Stock issued and outstanding as of the date of the Agreement (the “Measurement Date”), as such number may be adjusted for any stock split, stock dividend, stock combination, recapitalization, or other similar transaction effected after the Measurement Date.

(b) “Exchange Cap Shares” means the maximum number of shares of Common Stock that may be issued as Conversion Shares without exceeding the Exchange Cap, taking into account all shares of Common Stock previously issued as Conversion Shares pursuant to the Agreement on or after the Measurement Date.

(c) “Nasdaq” means the Nasdaq Stock Market LLC or any successor thereto.

(d) “Nasdaq Rules” means the applicable rules and regulations of Nasdaq, including subparts (a), (b), and (d) of Nasdaq Listing Rule 5635.

(e) “Stockholder Approval” means the approval of the holders of a majority of the outstanding shares of the Company's voting Common Stock (or such other percentage as may be required by the Nasdaq Rules and the Company’s organizational documents) to approve the issuance of Conversion Shares in excess of the Exchange Cap in connection with the transactions contemplated by the Agreement, as may be required by the Nasdaq Rules.

ARTICLE 2
EXCHANGE CAP LIMITATION

2.1 Exchange Cap Covenant. The following new Section 2.9 is hereby added to the Agreement immediately following Section 2.8 thereof:

“2.9. Exchange Cap Limitation.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue, and the Holder shall not have the right to receive upon conversion of the Note, any Conversion Shares to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued as Conversion Shares pursuant to this Agreement would exceed the Exchange Cap, unless and until (i) the Company shall have obtained Stockholder Approval in accordance with the Nasdaq Rules or (ii) an exception to the stockholder approval requirements of the Nasdaq Rules is available with respect to such issuance, as determined in good faith by the Company’s board of directors based on written advice of outside legal counsel.

(b) In the event that the Holder delivers a Conversion Notice requesting conversion of a principal amount of the Note that would result in the issuance of Conversion Shares in excess of the Exchange Cap (and Stockholder Approval has not been obtained), the number of Conversion Shares issuable upon such conversion shall automatically be reduced to the maximum number of shares that may be issued without exceeding the Exchange Cap, and the corresponding principal amount of the Note to be converted shall be reduced accordingly. Any portion of the principal amount of the Note that is not converted as a result of the foregoing limitation shall remain outstanding and shall continue to be subject to conversion in accordance with this Agreement, subject to the Exchange Cap limitation set forth in this Section 2.9 and the other terms and conditions of this Agreement.

(c) For the avoidance of doubt, the limitation set forth in this Section 2.9 shall be applied independently of, and in addition to, the Beneficial Ownership Limitation set forth in Section 2.8 of the Agreement, and both limitations must be satisfied at the time of any conversion. In the event of a conflict between the Exchange Cap limitation and the Beneficial Ownership Limitation, the more restrictive limitation shall control.

(d) The Company shall maintain records of the aggregate number of Conversion Shares issued under this Agreement following the Measurement Date and shall make such records available to the Holder upon reasonable request. The Company shall promptly notify the Holder in writing at any time the aggregate number of Conversion Shares theretofore issued under this Agreement equals or exceeds 90% of the Exchange Cap Shares.

(e) The Exchange Cap limitation set forth in this Section 2.9 shall terminate and be of no further force or effect upon the earliest to occur of: (i) the date on which Stockholder Approval is obtained, (ii) the date on which the Common Stock is no longer listed on Nasdaq or any other national securities exchange requiring stockholder approval for issuances of common stock in excess of 19.99% of the outstanding shares, or (iii) a determination by the Company’s board of directors, based on written advice of outside legal counsel, that Stockholder Approval is not required under the Nasdaq Rules with respect to the issuance of Conversion Shares under this Agreement.”

ARTICLE 3
STOCKHOLDER APPROVAL COVENANT

3.1 Stockholder Approval Obligation. The following new Section 5.4 is hereby added to the Agreement immediately following Section 5.3 thereof:

“5.4. Stockholder Approval.

(a) To the extent required by the Nasdaq Rules, the Company shall hold a meeting of stockholders (which may also be at the annual meeting of stockholders) on or before the ninetieth (90th) calendar day following the date of this Amendment for the purpose of obtaining Stockholder Approval, with the recommendation of the Company's board of directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

(b) If the Company does not obtain Stockholder Approval at the first meeting at which it is presented, the Company shall call a meeting of stockholders every four (4) months thereafter to seek Stockholder Approval until the earlier of (i) the date on which Stockholder Approval is obtained and (ii) the date on which the Note has been repaid or fully converted in accordance with the terms of the Agreement, subject to the limitations set forth herein.

(c) Notwithstanding the foregoing, the Company may at its election obtain Stockholder Approval by means of a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and if the Company elects to obtain Stockholder Approval by means of such a written consent, it shall file with the SEC and mail an information statement in compliance with all applicable laws and regulations.

(d) Prior to any such stockholder meeting or written consent solicitation, the Company shall timely file a proxy statement or information statement, as applicable, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, in compliance in all material respects with the provisions of the Company's organizational documents and all applicable law.”

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that: (a) the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment; (b) the execution, delivery and performance of this Amendment by the Company have been duly authorized by all necessary corporate action on the part of the Company; (c) this Amendment constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (d) the execution, delivery and performance of this Amendment do not conflict with or violate any provision of the Company's certificate of incorporation, bylaws or other organizational documents, or any applicable law, rule or regulation.

4.2 Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that: (a) the Holder has full power and authority to enter into and perform its obligations under this Amendment; (b) the execution, delivery and performance of this Amendment by the Holder have been duly authorized by all necessary action on the part of the Holder; and (c) this Amendment constitutes the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

ARTICLE 5
MISCELLANEOUS

5.1 Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect, and the respective rights, duties and obligations of the Parties thereunder shall not be affected or impaired by this Amendment. From and after the date hereof, all references to the “Agreement” in the Agreement or in any other document or instrument delivered in connection therewith shall be deemed to refer to the Agreement as amended by this Amendment.

5.2 Governing Law; Jurisdiction. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith.

5.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4 Entire Agreement. This Amendment, together with the Agreement, the Note and all exhibits and schedules attached thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, representations, warranties and understandings, whether written or oral, relating to the amendment of the Agreement as set forth herein.

5.5 Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

PROFUSA, INC.

By:
	Name:	Ben Hwang
	Title:	Chief Executive Officer

HOLDER:

NORTHVIEW SPONSOR I LLC

By:
	Name:	Fred Knechtel
	Title:	Manager

By:
	Name:	Jack Stover
	Title:	Manager

[Signature Page to Amendment No. 1 to Note Modification and Conversion Agreement]